Exhibit 10.10

4D Pharma

plc

2015 Long Term Incentive

Plan

Adopted on

17 September 2015

KPMG LLP

1 The Embankment

Neville Street Leeds,

LS1 4DW

4D Pharma plc

2015 Long Term Incentive Plan

KPMG LLP

Contents

1	Interpretation	3

2	Grant of Options	7

3	Plan limits	10

4	Right to exercise Options	10

5	Change of Control and winding-up	13

6	Replacement Options	15

7	Manner of exercise	16

8	Lapse of Options	18

9	Variation of share capital	19

10	Tax Liability	20

11	Administration	21

12	Amendment	22

13	Miscellaneous	22

1            Interpretation

Definitions

1.1	In these Rules, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Acceptance Notice”	a notice from a Participant accepting an Option, in such form as the Committee may from time to time determine;

“Acquiring Company”	an acquiring Company as defined in Rule 6.1;

“Adoption Date”	the date this Plan is adopted by the Board;

“Board”	the board of directors for the time being of the Company or the directors present at a duly convened meeting of the directors or a duly appointed committee of the board of directors at which a quorum is present;

“Committee	the duly appointed remuneration committee of the board of directors of the Company at which a quorum is present save that, for the purposes of the definition of Internal Reconstruction and Rule 6, it means the remuneration committee as constituted immediately before the change of Control of the Company;

“Company”	4D Pharma plc registered in England and Wales with company number 08840579;

“Control”	the same meaning as in Section 995 of the Income Tax Act 2007;

“Daily Official List”	the daily record setting out the prices of all trades in shares and other securities conducted on the London Stock Exchange;

“Date of Grant”	the date the Grantor grants an Option under this Plan in accordance with Rule 2.6;

“Dealing Day”	a day on which the London Stock Exchange is open for the transaction of business;

“Dealing Restriction”	a restriction on dealings in Shares imposed by any law, regulation, order or directive or by the rules applying to any listing of the Company and/or any other code adopted by the Company;

“Exercise Date”	the date that an Option is exercised as defined in Rules 7.4 and 7.5;

“Exercise Notice”	an exercise notice given by a Participant in accordance with Rule 7, in such form as the Committee may from time to time determine;

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“Exercise Price”	the price (if any) at which a Share under Option may be acquired as determined by the Committee (with the Trustee’s consent where the Option is to be granted by the Trustee) at the Date of Grant of an Option, being at least the nominal value of a Share if the Shares under Option are to be subscribed for;

“General Offer”	a general offer to acquire:

(a) all of the issued ordinary share capital of the Company other than that which is already owned by the person making the offer or any persons acting in concert with the offeror, or

(b) all of the shares of the same class as the Shares other than those which are already owned by the person making the offer or any persons acting in concert with the offeror which, in either case, is related to and/or conditional on the person making the offer, either alone or together with persons acting in concert with him, acquiring Control of the Company;

“Good Leaver”	a Participant who is a Good Leaver as defined in Rule 4.9;

“Grant Letter”	a letter notifying a Participant of the grant of an Option issued in accordance with Rule 2.14, in such form as the Committee may from time to time determine;

“Grantor”	the Company acting by the Committee or the Trustee, as the context requires;

“Grant Period”	a period of 42 days commencing on the Dealing Day after the Company announces its results for any period;

“Group Company”	the Company or a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006 and “Group” shall be construed accordingly;

“Group Employee”	an executive director or employee of any Group Company;

“Internal Reconstruction”	an event which will result in:

(a) the Company coming under the Control of another company; or

(b) the business of the Company being carried on by another company in circumstances where the Committee considers that the persons who directly or indirectly own the shares in the Company before the event will be substantially the same as the persons who will directly or indirectly own the shares in that other company after the event;

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“Listed”	the Shares are Listed at any time that they are traded on the main market of the London Stock Exchange or any Recognised Exchange including the AIM Market of the London Stock Exchange;

“London Stock Exchange”	London Stock Exchange plc or any successor body thereto;

“Market Value”	on any day:

(a) if the Shares are Listed, an amount equal to the middle market quotation of a Share as derived, where relevant, from the Daily Official List for the immediately preceding Dealing Day; or

(b) if the Shares are not Listed, the market value of a Share determined by the Committee in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992;

“Option”	a right to acquire Shares granted to a Group Employee under this Plan (or where the context so requires, a right to acquire Shares so to be granted);

“Option Certificate”	a certificate evidencing an Option issued in accordance with Rule 2.14, in such form as the Committee may from time to time determine;

“NIC”	National Insurance Contributions

“NIC Agreement”	an agreement under paragraph 3A(2) of Schedule 1 to the Social Security Contributions and Benefits Act 1992;

“NIC Election”	An election under paragraph 3B(1) of Schedule 1 to the Social Security Contributions and Benefits Act 1992;

“Participant”	a person who holds an Option or, if the context requires, his personal representatives;

“Performance Condition”	a condition determined by the Committee, which must be satisfied for an Option to become exercisable;

“Performance Period”	the period over which any Performance Condition is measured;

this “Plan”	the 4D Pharma plc 2015 Long Term Incentive Plan as set out in these Rules;

“Recognised Exchange”	an exchange that is:

(a) a recognised stock exchange for the purposes of Section 1005 of the Income Tax Act 2007; and/or

(b) a recognised investment exchange for the purposes of Section 285(1)(a) of the Financial Services and Markets Act 2000;

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“Relevant Shares”	Relevant Shares as defined in Rule 3.2;

“Remuneration”	the annual salary of the Participant under his contract of employment with the Company or a subsidiary of the Company before tax and excluding benefits in kind, bonuses and interests under this Plan and other incentive plans and employer’s pension contributions;

“Replacement Option”	a new option granted in consideration of the release of an Option in accordance with Rule 6;

“Rules”	the rules of this Plan as amended from time to time under Rule 12 and “Rule” shall be construed accordingly;

“Scheme of Arrangement”	a court sanctioned compromise or arrangement made under Part 26 of the Companies Act 2006;

“Shares”	ordinary shares of 0.25p each in the capital of the Company or, as the context may require, shares for the time being representing or deriving from the same following a reorganisation or increase of the Company’s share capital;

“Tax”	any tax, duties, social security contributions, social taxes and/or similar liabilities (but excluding employer’s NIC unless the right to exercise an Option is conditional on a NIC Agreement or NIC Election being made);

“Tax Liability”	any Tax relating to:

(a) an individual’s participation in this Plan; or

(b) Shares obtained under this Plan

to the extent that any person other than the Participant is liable to account to the appropriate authorities for the Tax or may suffer a disadvantage if it does not do so;

“Termination Date”	the date on which this Plan terminates in accordance with Rule 13.9;

“Trust”	any employee benefit trust that the Committee from time to time nominates for the purposes of this Plan; and

“Trustee”	the trustee or trustees for the time being of the Trust.

General

1.2	In these Rules, except insofar as the context otherwise requires:

(a)	words denoting the singular shall include the plural and vice versa;

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(b)	words importing a gender shall include every gender;

(c)	references to a person shall include bodies corporate and unincorporated and any successors or assignees;

(d)	reference to any enactment or statutory provision shall be construed to include a reference to the corresponding provisions of any earlier statue (whether repealed or not) directly or indirectly amended, consolidated, extended or replaced by those provisions (or re-enacted in those provisions) and that enactment or provision as from time to time amended, re-enacted or replaced and shall include any subordinate legislation made under the enactment;

(e)	headings are provided for reference only and shall not be considered as part of this Plan; and

(f)	a reference to writing or written form shall include any legible format capable of being reproduced on paper, irrespective of the medium used.

1.3	The Company holds the benefit of any agreement or consent given by a Participant under these Rules for itself and as trustee and agent for any Group Company or other person who benefits from the agreement or consent. The Company may assign the benefit of such agreement or consent to such Group Company or other person.

1.4	Each provision in these Rules is entirely separate and independent from the other provisions. If any provision is found to be invalid, it shall be deemed never to have been part of these Rules and this shall not affect the validity or enforceability of any of the remaining provisions of this Plan.

2	Grant of Options

Persons to whom Options may be granted

2.1	Options may be granted to Group Employees selected by the Committee.

2.2	No person shall be entitled as of right to be granted an Option.

Period for granting Options

2.3	Options may be granted within a period of 42 days commencing on the Adoption Date.

2.4	Except for Options granted under Rule 2.3 and Replacement Options granted under Rule 6, Options may only be granted in a Grant Period unless:

(a)	the Grantor is prevented from granting Options in a Grant Period by a Dealing Restriction; or

(b)	there are exceptional circumstances that the Committee considers justify granting Options outside a Grant Period in which case the Grantor may grant Options within the 42 day period commencing on the Dealing Date immediately following the lifting of such Dealing Restriction or within the 42 day period commencing on the occurrence of the exceptional circumstances.

2.5	Options may not be granted after the Termination Date.

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Procedure for granting Options

2.6	Options shall be granted by either resolution, contract or deed of the Grantor. If the Option is granted by deed, the Date of Grant shall be the date the deed is executed. If the Option is granted by resolution or contract, the Date of Grant shall be the date the Acceptance Notice is signed.

2.7	If an Option is granted by resolution, the Grantor shall either execute the Option Certificate as a deed or by way of a contract between the Grantor and the Participant.

2.8	A Participant shall not be required to pay for the grant of an Option unless entered into as a contract, in which case, the manner of any payment is to be decided by agreement between the Grantor and Participant.

2.9	The Grantor may determine, on or before the Date of Grant, that the right to exercise an Option is conditional on the Participant:

(a)	entering into a NIC Agreement; or

(b)	entering into a NIC Election.

2.10	The Grantor may determine, on or before the Date of Grant, that the Participant’s ability to transfer the Shares that they acquire on the exercise of their Option will be restricted. Any restrictions imposed pursuant to this Rule 2.10 must be fair and reasonable and must not prevent the Participant from selling such number of Shares as may be necessary to satisfy the Exercise Price (if applicable) and/or the Tax Liability.

Option may be subject to conditions

2.11	The right to exercise an Option may be subject to the satisfaction of one or more Performance Conditions or other conditions.

2.12	Any Performance Conditions or other conditions must be determined by the Committee on or before the Date of Grant and, in the case of any Performance Conditions, should be objective.

2.13	The Grantor may waive or vary a Performance Condition or other condition if events happen which cause the Committee to consider that the Performance Condition or other condition has ceased to be a fair measure of performance. The varied Performance Condition or other condition must, in the opinion of the Committee, be materially no more or less difficult to satisfy.

Option Certificate

2.14	The Grantor shall as soon as reasonably practicable send the following to each Participant to whom an Option has been granted:

(a)	a Grant Letter;

(b)	an Option Certificate; and

(c)	an Acceptance Notice.

2.15	The Option Certificate shall contain the following information:

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(a)	the Date of Grant;

(b)	the number of Shares subject to the Option;

(c)	the Exercise Price, if applicable;

(d)	details of any Performance Conditions, the Performance Period and any other conditions that must be met before the Option can be exercised;

(e)	details of when the Option may be exercised;

(f)	a statement that the Option may not be transferred, assigned or charged;

(g)	details of the agreement in respect of the Tax Liability that a Participant who accepts an Option is making under Rule 10;

(h)	reference to any NIC Agreement or NIC Election that needs to be made under Rule 2.9;

(i)	details of the consents in respect of data protection law and provision of information that a Participant who accepts an Option is making under Rule 11;

(j)	details of any restrictions which may be imposed on the Participant’s ability to transfer any of the Shares that they acquire on the exercise of their Option.

2.16	The Grant Letter shall state the address and deadline for returning the Acceptance Notice.

Non-transferability of Options

2.17	No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the Option to lapse immediately.

2.18	Rule 2.17 shall not prevent the Option of a deceased Participant being exercisable by his personal representatives.

Renunciation of Options

2.19	A Participant may renounce his Option in whole or in part at any time by giving notice to that effect and returning the relevant Option Certificate to the Grantor.

2.20	A renounced Option shall lapse immediately.

2.21	Where a Participant renounces an Option within 30 days of the Date of Grant, the Option shall be treated for all purposes as if it was never granted.

Options void unless accepted

2.22	Where a Participant does not return a signed Acceptance Notice to the Grantor within 30 days of the Grantor sending him his Option Certificate, his Option shall be treated as renounced for the purposes of this Plan, unless the Grantor determines otherwise before that date.

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3	Plan limits

10 percent in 10 years dilution limit

3.1	A Grantor may not grant an Option if it would cause the total number of Relevant Shares to exceed 10 percent of the issued ordinary share capital of the Company.

Definitions used in dilution limits

3.2	Relevant Shares means all shares that have been issued or are issuable by the Company in satisfaction of:

(a)	Options granted under this Plan in the preceding 10 years; and

(b)	options granted or awards made in the preceding 10 years under any other employees’ share scheme adopted by the Company.

3.3	Rule 3.2 includes shares issued or issuable to the trustees of an employee trust in order for the trustees to satisfy options or awards.

3.4	Treasury shares shall be treated as issued or issuable unless the Investment Management Association amends its guidelines on remuneration so that the guidelines no longer state that companies should take account of treasury shares for the purposes of dilution limits.

Individual limit

3.5	Subject to Rule 3.6, an Option shall be limited and take effect so that no Participant is granted Options in any financial year of the Company over Shares with an aggregate Market Value in excess of 200% of his Remuneration at the relevant Date of Grant.

3.6	If there are exceptional circumstances that the Committee considers justify granting Options in excess of the limit referred to in Rule 3.5, a Participant may be granted Options in a financial year of the Company over Shares with an aggregate Market Value in excess of the said limit.

3.7	In determining the aggregate Market Value of Shares under Option for the purpose of Rules 3.5 and 3.6, the Market Value shall be measured as at the Date of Grant of each Option, by reference to the number of Shares over which that Option is granted.

4	Right to exercise Options

Events giving a right to exercise

4.1	Subject to this Rule 4 and to Rules 5, 7.1 and 7.2, an Option may be exercised by the Participant at the time of or following the earliest of the following events:

(a)	the third anniversary of the Date of Grant or such other date or dates as is specified in the Option Certificate;

(b)	if (and only if) the Committee so determines under Rule 4.7, the Participant becoming a Good Leaver;

(c)	subject to Rule 6.4, an event specified in Rule 5; and

(d)	the occurrence of any other event that the Committee considers justifies the Option becoming exercisable early.

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Performance Conditions

4.2	An Option may only be exercised to the extent that any applicable Performance Conditions and/or other conditions imposed under Rule 2.11 (as amended, if relevant, under Rule 2.13) have been satisfied. Any part of the Option that does not become exercisable, as a result of a Performance Condition or other condition not being satisfied in full, shall lapse.

4.3	Subject to Rule 4.4, the Committee shall determine the extent to which any applicable Performance Conditions and/or conditions imposed under Rule 2.11 (as amended, if relevant, under Rule 2.13) have been satisfied as soon as practicable following the end of the Performance Period or where an Option has become capable of exercise pursuant to Rule 4.1 prior to the end of the Performance Period relating to the Option, the event triggering early exercise of the Option and shall notify a Participant of its determination as soon as reasonably practicable thereafter.

4.4	Where the Committee considers it likely that an Option will become exercisable as a result of an event specified in Rule 5, it may make its determination for the purposes of Rule 4.3 prior to and conditional on the relevant event occurring.

4.5	Where an Option becomes capable of exercise pursuant to Rule 4.1 prior to the end of the Performance Period relating to the Option the Committee shall assess the Performance Conditions and/or conditions imposed under Rule 2.11 (as amended, if relevant, under Rule 2.13) on such modified basis as it reasonably thinks fit taking into account the curtailed Performance Period.

Pro-rating on early exercise

4.6	Subject to Rule 4.8, if an Option becomes exercisable under Rules 4.1(c) or 4.1(d) prior to the end of the Performance Period relating to the Option, the Option shall be pro-rated (unless otherwise determined by the Committee), so that after having regard to any applicable Performance Conditions and/or other conditions imposed under Rule 2.11, the proportion of the Option, if any, that becomes exercisable corresponds to the proportion that the period of time that has elapsed between the Date of Grant and the date of the event which triggers early exercise of the Option bears to the period of time between the Date of Grant of the Option and the date that the Option would normally have become exercisable under Rule 4.1(a).

Good Leavers

4.7	The Committee may determine, in relation to any particular Option that becoming a Good Leaver causes the Option to become exercisable early under Rule 4.1(b). Any such determination must be made and notified in writing to the Participant within 30 days of the Participant becoming a Good Leaver. Where no such determination is made under this Rule 4.7, if a Participant with an Option that is not yet exercisable becomes a Good Leaver, he shall retain the Option until the lapse date specified in Rule 8. A Good Leaver’s Option may become exercisable under Rule 4.1(a), 4.1(c) or 4.1(d) after he has ceased to be a Group Employee.

4.8	Where a Good Leaver’s Option becomes exercisable after he has ceased to be a Group Employee, the Option shall (unless otherwise determined by the Committee) be pro-rated so that, after having regard to any applicable Performance Conditions and/or other conditions imposed under Rule 2.11 (as amended, if relevant, under Rule 2.13), the proportion of the Option, if any, that becomes exercisable corresponds to the proportion that the period of time that has elapsed between the Date of Grant and the date when the Participant ceased to be a Group Employee (determined in accordance with Rules 4.10 and 4.11) bears to the period of time between the Date of Grant of the Option and:

(a)	the date the Option becomes exercisable under Rule 4.1(a), where the Option becomes exercisable under Rule 4.1 (a); or

(b)	the date the Option would normally have become exercisable under Rule 4.1(a), where the Option becomes capable of exercise under Rule 4.1(b), 4.1(c) or 4.1(d).

Meaning of Good Leaver

4.9	For the purposes of this Plan, a Good Leaver is a Participant who ceases to be a Group Employee:

(a)	by reason of death;

(b)	by reason of injury, ill-health or disability provided that the Committee is satisfied, on production of such evidence as it may reasonably require, that:

(i)	the individual has ceased to exercise and, by reason of injury, ill-health or disability, is incapable of exercising that employment (and not as the result of drug or alcohol abuse); and

(ii)	the individual is likely to remain so incapable for the foreseeable future; or

(c)	for a reason other than provided elsewhere in this Rule 4.9 if the Committee determines within 30 days of his cessation of employment that he should be treated as a Good Leaver.

4.10	For the purposes of this Plan, a Participant shall cease to be a Group Employee when he gives notice or is given notice of the termination of his employment such that he will no longer be a Group Employee, provided that there are no arrangements for him to commence a new employment with any Group Company.

4.11	A female Participant only ceases to be a Group Employee due to pregnancy when she no longer has any right to return to work.

Determination of Good Leaver status

4.12	If a Participant ceases to be a Group Employee for a reason other than those stated in Rules 4.9(a) and 4.9(b) his Option shall:

(a)	become incapable of exercise with effect from the date of cessation of employment; and

(b)	remain incapable of exercise unless and until the Committee determines that, and notifies the Participant in writing that, he is to be treated as a Good Leaver under Rule 4.9(c).

Notification to the Trustee

4.13	If the Grantor is the Trustee, the Committee shall send a copy of any notification given to Participants under this Rule 4 to the Trustee.

5	Change of Control and winding-up

Right to exercise on change of Control

5.1	Subject to Rule 6.4, an Option shall become exercisable under Rule 4.1(c) as a result of an event specified in Rule 5.2, but only to the extent the Performance Condition and/or other conditions imposed by Rule 2.11 (and as amended, if relevant, under Rule 2.13) are satisfied and to the extent provided by Rule 4.6 or Rule 4.8, as appropriate. Any part of the Option that does not become exercisable as a result of a Performance Condition and/or other condition not being satisfied in full and/or the application of Rules 4.6 or 4.8, as appropriate, shall lapse.

5.2	For the purposes of Rule 5.1, the events specified are where:

(a)	a General Offer becomes or is declared unconditional in all respects;

(b)	the court sanctions a Scheme of Arrangement pursuant to which a person will acquire Control of the Company or substantially the whole of the Company’s undertaking and property;

(c)	a person becomes bound or entitled to acquire shares in the Company under Sections 979 to 982 of the Companies Act 2006; or

(d)	a person (either alone or together with persons acting in concert with him) otherwise obtains Control of the Company.

Exercise period on a change of Control

5.3	Subject to Rule 5.5, on the occurrence of an event specified in Rule 5.2, an Option exercisable in accordance with Rule 5.1 shall become exercisable on the following date:

(a)	where Rule 5.2(a) applies, on the date that the General Offer becomes or is declared unconditional in all respects;

(b)	where Rule 5.2(b) applies, on the date that the court sanctions the Scheme of Arrangement, provided that an Option exercise shall be deemed never to have taken place if the Scheme of Arrangement does not become effective;

(c)	where Rule 5.2(c) applies, on the date that the relevant person becomes bound or entitled to acquire shares in the Company under Sections 979 to 982 of the Companies Act; or

(d)	where Rule 5.2(d) applies, on the date that the relevant person obtains Control of the Company.

5.4	Except for Replacement Options granted under Rule 6, all Options that do not lapse earlier under any other provision of this Plan shall lapse and become incapable of exercise on the earliest of the dates falling:

(a)	six months after an event specified in Rule 5.2(a) or 5.2(d);

(b)	two months after an event specified in Rule 5.2(a) or 5.2(d) in the case of an Internal Reconstruction;

(c)	42 days after a Scheme of Arrangement as a result of which any person acquires Control of the Company or substantially the whole of the Company’s undertaking and property becomes effective; and

(d)	30 days after the date of service of the first notice of compulsory acquisition where any person becomes bound or entitled to acquire shares in the Company under Sections 979 to 982 of the Companies Act 2006.

Advance Exercise Notice

5.5	Where the Committee considers it likely that an event specified in Rule 5.2 will occur, the Committee may request in writing that Participants give an Exercise Notice in advance of the relevant event.

5.6	Where an Exercise Notice is given in advance of a relevant event following receipt of a request made by the Committee pursuant to Rule 5.5, the Option exercise shall only take effect immediately before the relevant event occurs or, if earlier, immediately before a related change of Control of the Company.

5.7	If a Participant fails to give an advance Exercise Notice after being requested to do so under Rule 5.5, his Option shall lapse on the relevant event occurring.

5.8	If an Exercise Notice is given following a request made by the Committee pursuant to Rule 5.5 and the relevant event in question does not occur, such Exercise Notice shall be deemed never to have been given.

Right to exercise on a winding-up

5.9	Subject to Rules 5.10 to 5.15, where notice is given of a general meeting of the Company at which a resolution for the voluntary winding-up of the Company will be proposed or notice is given of an equivalent written resolution, an Option shall become exercisable under Rule 4.1(c) but only to the extent the Performance Condition and/or other conditions imposed by Rule 2.11 (and as amended, if relevant, under Rule 2.13) are satisfied and to the extent provided by Rule 4.6 or Rule 4.8, as appropriate.

5.10	At the same time that the Company sends notice to members calling the meeting to consider such resolution or sends notice of the written resolution, the Company shall notify all Participants and invite them to give an Exercise Notice on or after the date of such notice and in advance of the passing of the resolution. If applicable, the Company shall also notify the Trustee.

5.11	If an Exercise Notice is received by the Company following an invitation made by the Company pursuant to Rule 5.10 and the resolution for voluntary winding-up is duly passed the Option exercise shall take effect immediately before the resolution for the voluntary winding-up of the Company is passed.

5.12	If an Exercise Notice is received by the Company following an invitation made by the Company pursuant to Rule 5.10 and the resolution for voluntary winding-up is defeated or withdrawn or the general meeting is cancelled or adjourned to an unspecified future date, then such Exercise Notice shall be deemed never to have been given and the Option shall cease to be exercisable as a result of Rule 5.9

5.13	If an Exercise Notice is received by the Company following an invitation made by the Company pursuant to Rule 5.10 and a general meeting is adjourned to a specified future date, if the resolution for voluntary winding-up is duly passed at the adjourned meeting, the Option exercise shall take effect immediately before the resolution for the voluntary winding-up of the Company is passed.

5.14	If a general meeting is adjourned to an unspecified future date, the Company must give a further notification to Participants and, if applicable, the Trustee under Rule 5.10 at the same time that notice of the adjourned meeting is given to members.

5.15	Unless it lapses earlier under any other provision of this Plan, an Option shall lapse on the date that a resolution for the voluntary winding-up of the Company is passed.

6	Replacement Options

Grant of Replacement Options

6.1	A Replacement Option may be granted if another company (referred to as the Acquiring Company):

(a)	obtains Control of the Company as a result of making a General Offer;

(b)	obtains Control of the Company or substantially the whole of the Company’s undertaking and property pursuant to a Scheme of Arrangement; or

(c)	otherwise obtains Control of the Company (either alone or together with persons acting in concert with him).

6.2	A Replacement Option over shares in the Acquiring Company or another body corporate determined by the Acquiring Company may only be granted if the Acquiring Company, the Committee, the Trustee, if applicable, and the Participant all consent.

6.3	To the extent reasonably practicable, an Acquiring Company shall determine whether Replacement Options shall be offered on or before:

(a)	the date the Acquiring Company obtains control of the Company as a result of a General Offer and any condition subject to which the General Offer was made has been satisfied;

(b)	the date the Acquiring Company obtains control of the Company or substantially the whole of the Company’s undertaking and property as a result of a Scheme of Arrangement; or

(c)	the date the Acquiring Company otherwise obtains Control of the Company and in any event, it shall make any such determination within the 30 days following such event.

Lapse of Option unless Replacement Option accepted

6.4	If a Participant is or will be offered a Replacement Option, the Committee may notify a Participant in writing that his Option may not be exercised under Rule 4.1(c).

6.5	If a Participant is offered a Replacement Option the original Option shall lapse on the expiry of 30 days following the date the offer of the Replacement Option is made in writing to the Participant unless the Replacement Option is accepted.

Terms of Replacement Options

6.6	Unless the Acquiring Company determines otherwise, if the original Option was subject to any Performance Conditions, the Replacement Option shall be subject to performance conditions that, in the reasonable opinion of the Acquiring Company, are equivalent, so far as practicable, to any original Performance Conditions.

6.7	In the case of an Internal Reconstruction, if the original Option was subject to any Performance Conditions the Replacement Option must be subject to replacement performance conditions.

6.8	The Committee and the Acquiring Company, acting reasonably, shall determine the number of shares subject to any Replacement Option taking into account:

(a)	the Market Value of the Shares subject to the Option; and

(b)	the market value of the shares subject to the Replacement Option.

6.9	Unless the context otherwise requires, the Replacement Option shall be exercisable in the same manner as the original Option and shall be governed by these Rules as if:

(a)	references to Shares were references to the shares subject to the Replacement Option; and

(b)	references to the Company, except for the purposes of Rules 2 and 12, were references to the Acquiring Company or to the body corporate whose shares are subject to the Replacement Option.

6.10	If a Replacement Option is granted, a Participant’s rights in respect of the original Option shall lapse.

6.11	The Replacement Option shall be treated as granted at the same time as the original Option and shall be treated as the same option except that the Replacement Option shall not become exercisable or lapse by reason of the event pursuant to which it was granted.

Replacement Option certificate

6.12	Where a Replacement Option is granted, the Acquiring Company shall, as soon as reasonably practicable, send or procure the sending of a Replacement Option certificate to each Participant to whom a Replacement Option has been granted.

6.13	The Replacement Option certificate shall contain the information required to be included in an Option Certificate except that no Acceptance Notice is required.

7	Manner of exercise

Restrictions on exercise

7.1	An Option that has become exercisable under Rule 4 may be exercised at any time provided that:

(a)	a Participant has complied with any requirement to enter into a NIC Agreement or NIC Election imposed by Rule 2.9;

(b)	a Participant has made arrangements, satisfactory to the Committee, to satisfy the Tax Liability that arises as a result of the exercise of the Option (where applicable);

(c)	exercise is not prevented by a Dealing Restriction; and

(d)	the Option has not lapsed under Rule 8.

7.2	Unless the Grantor permits otherwise, an Option can only be exercised in full.

Procedure for Exercise

7.3	In order to exercise an Option the Participant shall deliver to the Grantor (or other person nominated by the Committee for this purpose) an Exercise Notice and, if an Exercise Price is payable, the aggregate Exercise Price payable for all the Shares over which the Option has been exercised, unless the Participant has elected for cashless exercise under Rule 7.14.

Exercise Date

7.4	Where the Option is exercised following the receipt of a request from the Company pursuant to Rule 5.5 or 5.10, the Exercise Date will be the date specified in Rule 5.6 or Rule 5.11 or Rule 5.13, as applicable.

7.5	Where the Option is being exercised in any circumstances other than those mentioned in Rule 7.4, the Exercise Date will be the date that the Grantor or other person nominated for this purpose receives:

(a)	a validly completed and submitted Exercise Notice; and

(b)	where an Exercise Price is payable, satisfactory payment of the aggregate Exercise Price payable on the exercise of the Option unless the Participant elects for cashless exercise under Rule 7.14.

Period for satisfying exercised Options

7.6	Subject to Rules 7.7 and 8.4 and provided the Participant meets his obligations under Rule 10 in relation to the Tax Liability, the Grantor shall satisfy an Option as soon as reasonably practicable following, and in any event within 30 days of, the Exercise Date.

7.7	If the Grantor is prevented from satisfying an Option in accordance with the time period prescribed in Rule 7.6 by a Dealing Restriction, the Grantor shall satisfy an Option as soon as reasonably practicable following, and in any event within 14 days of, the lifting of that Dealing Restriction.

Manner of satisfying exercised Options

7.8	The Grantor shall satisfy an Option by issuing or transferring or procuring the issue or transfer of Shares to the Participant.

7.9	The number of Shares issued or transferred shall, subject to Rules 7.14 and 10, be equal to the number of Shares in respect of which the Option has been exercised.

7.10	The Grantor shall be responsible for the payment of any stamp duty or stamp duty reserve tax that may arise on any transfer of Shares.

7.11	The Grantor shall arrange for the delivery of evidence of title to any Shares issued or transferred to the Participant as soon as reasonably practicable.

7.12	All Shares allotted under this Plan shall rank equally in all respects with Shares of the same class then in issue except for any rights attaching to Shares by reference to a record date prior to the date of allotment. Shares transferred on the exercise of an Option shall be transferred without the benefit of any rights attaching to the Shares by reference to a record date preceding the date of such exercise.

7.13	If necessary, the Company shall apply for Shares issued to a Participant to be admitted to trading on the relevant Recognised Exchange.

Cashless exercise

7.14	The Company may establish a cashless exercise facility to enable a Participant to provide funds to pay the Exercise Price and/or the Tax Liability. Such arrangements may include, without limitation, authorising the sale on the Participant’s behalf of such number of Shares as will be required, net of selling costs, to cover the aggregate Exercise Price and/or the Tax Liability.

7.15	Any excess of such sale proceeds over and above the aggregate Exercise Price and/or Tax Liability shall be refunded to the Participant promptly and in any event within 30 days of the sale.

8	Lapse of Options

General

8.1	An Option shall lapse and become incapable of exercise on the earliest of the following dates:

(a)	if the Participant becomes a Good Leaver and the Committee has exercised its discretion to allow the Option to be exercised early under Rule 4.1(b), the date falling six months after the date of cessation of employment, determined in accordance with Rules 4.10 and 4.11;

(b)	if the Participant becomes a Good Leaver and the Committee has not exercised its discretion to allow the Option to be exercised early under Rule 4.1(b), the date falling six months after the date the Option first became exercisable;

(c)	the last date on which the Committee may determine that the Participant is a Good Leaver under Rule 4.11(d), where no such determination is made and the Participant has ceased to be a Group Employee for a reason other than those stated in Rules 4.9(a) and 4.9(b);

(d)	on the occurrence of an event specified in Rule 5.2:

a.	the relevant lapse date specified in Rule 5.4, unless a Replacement Option is granted;

b.	the lapse date specified in Rule 5.7 if a Participant fails to give an advance Exercise Notice by the relevant date; or

c.	the lapse date specified in Rule 6.5 and a Replacement Option is offered but is not accepted;

(e)	a resolution for the voluntary winding-up of the Company being passed, as specified in Rule 5.15 or an order being made by the court for the compulsory winding-up of the Company;

(f)	where there is an event that the Committee considers justifies Options becoming exercisable for the purposes of Rule 4.1(d), a lapse date that the Committee determines to be reasonable, having regard to the event in question;

(g)	the date that the Option is renounced by the Participant;

(h)	the date of any purported transfer, assignment or charge of the Option by the Participant;

(i)	the date that the Participant is adjudicated bankrupt or does or omits to do anything as a result of which he is deprived of the legal and beneficial ownership of the Option; and

(j)	the tenth anniversary of the Date of Grant or such earlier date determined by the Committee and specified in the Option Certificate.

8.2	The balance of an Option shall lapse to the extent that the whole or any part does not become exercisable due to the provisions in Rules 4.2, 4.6 or 4.8.

Exercise prevented by a Dealing Restriction

8.3	If a Dealing Restriction prevents the Participant exercising his Option at any time before it lapses under Rule 8.1(a), (b), (d), (e) or (f), it shall not lapse until 14 days after such Dealing Restriction is lifted, provided that the latest date on which an Option lapses shall be the tenth anniversary of the Date of Grant.

Lapse of leaver’s Option for misconduct

8.4	An Option shall lapse and shall not be exercisable or satisfied if a Participant who has ceased to be a Group Employee commits or has at any time committed a material breach of his contract of employment or any compromise agreement entered into in relation to his cessation of employment.

9	Variation of share capital

Adjustment to Options

9.1	If there is:

(a)	a variation of the share capital of the Company including, without limitation, any capitalisation, rights issue, open offer, consolidation, sub-division or reduction of capital; or

(b)	a capital distribution, special dividend, distribution in specie, demerger or other event having a material impact on the value of the Shares subject to Rule 9.2, the Grantor may make such adjustment to the number of Shares subject to an Option and/or to the Exercise Price, as the Committee reasonably considers appropriate.

9.2	An adjustment under Rule 9.1 may only reduce the Exercise Price to less than the nominal value of any Shares to be issued if and to the extent that arrangements to issue the Shares paid up as to nominal value are made.

Effective date of adjustment

9.3	Any adjustment to an Option made pursuant to Rule 9.1 shall take effect from the record date on which the respective variation applied to Shares or, as applicable, the date on which the demerger or other event occurred.

9.4	Any Options that are exercised within the period from the effective date to the date when the Options are adjusted shall be subject to the variation.

Notification of adjustment

9.5	The Grantor shall take such steps as it considers necessary to notify Participants of any adjustment made under this Rule 9 and may call in, cancel, endorse or reissue any Option Certificate.

10	Tax Liability

Liability of Participant

10.1	It is a condition of exercise of the Option that the Participant agrees to pay to the Company or other person nominated for this purpose an amount equal to the Tax Liability.

Arrangements for satisfying the Tax Liability

10.2	Unless the Participant agrees to meet the Tax Liability using a cashless exercise facility under Rule 7.14, the Participant agrees to pay the Tax Liability within 14 days of the Exercise Date.

10.3	If the Participant fails to make a payment required by Rule 10.2, in order to make good the due amount the Grantor or other relevant person may withhold such amount or make such other arrangements as it reasonably considers necessary to obtain an amount equal to the Tax Liability. Such arrangements may include without limitation:

(a)	the sale of Shares resulting from the exercise of the Option on behalf of a Participant; and

(b)	making deductions within 90 days of the Exercise Date of the necessary amount from the Participant’s salary payments or other sums due to him.

10.4	As a condition of exercise of the Option the Participant is deemed to give all necessary consents and authorisations and agrees to do any other thing required in relation to Rule 10.3.

Restricted security elections

10.5	It is a condition of exercise of the Option that the Participant agrees, in relation to Shares obtained under this Plan, to comply within the requisite time period with any request from the Company to enter into a restricted security election under Chapter 2 of Part 7 of the Income Tax (Earnings and Pensions) Act 2003.

11	Administration

Notices

11.1	Any notice or other document given to a Group Employee or Participant shall be delivered personally or sent by post, email or fax or given via an intranet communications system or other electronic means to such address or number as the person giving the notice or document considers appropriate.

11.2	Any notice or other document which has to be given to any other person under or in connection with this Plan shall be delivered personally or sent by post, email or fax or given via an intranet communications system or by such other method as the Committee determines. It shall be sent to such address or number as is notified for this purpose and shall be marked for the attention of the designated person.

11.3	References to post include, where relevant, an organisation’s internal post system. Items sent by external post shall be pre-paid and shall be deemed to have been received 72 hours after posting or, if posted overseas, 7 days after posting or at such earlier time as receipt is acknowledged.

11.4	Notices sent by any method other than external post, in the absence of evidence to the contrary, shall be deemed to have been received on the day after sending.

Disputes

11.5	The Committee’s decision on all disputes relating to the interpretation of this Plan or as to any question or right related to this Plan shall be final and conclusive.

Costs

11.6	The costs of establishing and operating this Plan shall be borne by the Group Companies in such proportions as the Committee determines, to the extent permitted by Chapter 2 of Part 18 of the Companies Act 2006.

11.7	Any Group Company may provide money to the Trustee to enable it to acquire and hold Shares for the purposes of this Plan and may enter into any guarantee or indemnity for those purposes, to the extent permitted by Chapter 2 of Part 18 of the Companies Act 2006.

Power to delegate functions and appoint specialists

11.8	The Committee may delegate the exercise of its powers or discretions in relation to this Plan to any one or more persons including, but not restricted to, a sub-committee of the Committee for such period and on such conditions as the Committee may determine.

11.9	The Committee may at any time appoint or engage specialist service providers for the operation and administration of this Plan.

Data protection

11.10	By accepting any benefit in respect of the right to exercise an Option, a Participant agrees to the holding of personal information about him. He authorises the Grantor and its agents and advisers or agents or advisers of the Group to use such information for all purposes relating to the operation of this Plan including, without limitation, making information available to HM Revenue & Customs or to any other person as the Grantor or other person considers reasonable.

11.11	By accepting any benefit in respect of an Option, a Participant further agrees that agents of the Grantor or the Group, wherever located, may process data concerning his participation in this Plan and transmit it outside the United Kingdom.

Participant to provide information

11.12	By accepting any benefit in respect of the right to exercise an Option, a Participant agrees to provide promptly any information or do any other thing reasonably required by the Grantor or other relevant person in relation to this Plan, an Option or Shares acquired under this Plan for the purpose of:

(a)	compliance by that person with its tax affairs or other legal or regulatory obligations; or

(b)	facilitating the operation of this Plan.

12	Amendment

Power to amend

12.1	Subject to Rule 12.2, the Board may from time to time amend these Rules as it sees fit.

12.2	No amendment may have a material adverse effect on a Participant with a subsisting Option except with the consent of either:

(a)	that Participant; or

(b)	Participants who hold a majority, by number of Shares subject to Option, of Options affected by the amendment.

Power to create sub-plans for other jurisdictions

12.3	Subject to Rule 12.2, the Board may make such amendments to the Rules as it considers necessary or desirable to take account of local tax, exchange control or securities law in order to operate this Plan in any jurisdictions in which Group Employees are situated. The Board may implement such amendments in the form of schedules or sub-plans to this Plan applicable to the specified jurisdiction.

13	Miscellaneous

No employment rights

13.1	The rights of any individual under the terms of his office or employment with any Group Company or former Group Company are entirely separate from and shall not be affected in any respect by his participation or prospective participation in this Plan.

13.2	In particular but without limiting the generality of Rule 13.1, an individual is not entitled and waives any rights he may have to compensation or damages in consequence of ceasing to have rights or benefits or prospective rights or benefits under this Plan following:

(a)	the termination of his office or employment or the giving of notice of termination, whether lawfully or unlawfully, for any reason;

(b)	the exercise of a discretion or a decision taken under these Rules or any failure to exercise a discretion or take a decision even if this could be regarded as capricious or unreasonable, or could be regarded as in breach of any implied term between an individual and his employer, including any implied duty of trust and confidence; or

(c)	the operation, suspension, termination or amendment of these Rules.

13.3	No benefit that may accrue to a Participant under this Plan shall form part of that Participant’s pensionable remuneration for the purposes of any pension plan or similar arrangement that may be operated by any Group Company or former Group Company.

13.4	The grant of Options on a particular basis or to a particular individual in any year does not create any right or expectation of the grant of Options on the same basis, or at all, or to any particular individual in that or any subsequent year.

No rights of a shareholder

13.5	A Participant shall not be entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to an Option until the issue or transfer of the Shares to him.

No limit on the Company’s powers

13.6	This Plan and the rights of any Participants under this Plan shall not restrict the rights and powers of any Group Company or the directors or shareholders of any Group Company to take any decision or to effect or authorise any corporate act or proceeding.

Third party rights

13.7	Subject to Rules 1.3 and 2.18, nothing in these Rules confers any benefit, right or expectation on a person who is not a Participant.

13.8	No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of these Rules.

Termination

13.9	This Plan shall terminate on the tenth anniversary of the Adoption Date provided that the Board may resolve to terminate it on an earlier date.

13.10	The subsisting rights of Participants shall not be affected by the termination of this Plan.

Governing law

13.11	This Plan and all Options granted under it shall be governed by and construed in accordance with the laws of England and Wales.

13.12	Any dispute concerning the operation of this Plan shall be subject to the exclusive jurisdiction of the English courts.